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                                                                   Exhibit 10.40

                      Assignment And Assumption Agreement
                      -----------------------------------

          This agreement ("Agreement") is made between Achieve Software Corporation ("Achieve") and Embedded Support Tools Corp. ("EST") with respect to the Sublease Agreement ("Sublease") between J.J. Wild, Inc. ("Wild") and Achieve concerning the portion of the Boston Mutual Building (the "Building", located at 120 Royall Street, Canton, Massachusetts), comprising 5,575 square feet, occupied by Achieve pursuant to the Sublease (the "Sublease Premises").

          Whereas, EST has succeeded to the rights of Wild under the lease dated January 23, 1998 (the "Lease") between Wild and Boston Mutual Life Insurance Company (the "Lessor") by which Wild leased from the Lessor a 25,635 square-foot portion of the building including Sublease Premises; and

          Whereas, EST which is already occupying other parts of the Building, wishes to take occupancy of the Sublease Premises as soon as possible, and Achieve has agreed to vacate the Sublease Premises prior to the currently scheduled expiration of the Sublease on December 31, 2000;

          Now, therefore, it is agreed:

          1. Achieve will vacate the Sublease Premises on or before January 15, 2000 and will confirm in writing to EST that it has done so.

          2. Achieve will have no responsibility for rent or other charges relating to the Sublease Premises arising on or after December 31, 1999 (the Effective Date). EST assumes all obligations of Achieve under the Sublease and the Lease as of the Effective Date, and will hold Achieve harmless from any claims by Wild, Lessor, or any other party for any charges arising thereafter relating to the Sublease Premises or the Building. EST and Achieve will hold each other harmless for all acts connected with this tenancy, negotiations to reach this agreement, and with Achieve's move from the space.

          3. EST assumes responsibility for securing Lessor's consent, if required, to this Agreement.

          4. Any notice to EST under this Agreement may be addressed to EST at 120 Royall Street, Canton, MA, 02021; any notice to Achieve under the Agreement shall be addressed to Achieve Software Corp. c/o Anthony Wright, 1150 Lakeway Drive, Suite 207, Austin, TX, 78734.


EMBEDDED SUPPORT                   ACHIEVE SOFTWARE CORPORATION
TOOLS CORP.



By:  /s/ Mark Lapham               By: /s/ Anthony Wright
    ------------------------           ----------------------------
    Mark Lapham                        Anthony Wright
    Chief Financial Officer            Executive Vice President


Date 14 December, 1999             Date December 13, 1999
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